As filed with the Securities and Exchange Commission on March 10, 2016

Registration Statement No. 333-137397

Registration Statement No. 333-120316

Registration Statement No. 333-119271

Registration Statement No. 333-118090

Registration Statement No. 333-104685

Registration Statement No. 333-95673

Registration Statement No. 333-92173

Registration Statement No. 333-77321

Registration Statement No. 333-69116

Registration Statement No. 333-66151

Registration Statement No. 333-58183

Registration Statement No. 333-52512

Registration Statement No. 333-34358

Registration Statement No. 333-14241

Registration Statement No. 333-12095

Registration Statement No. 333-02889

Registration Statement No. 333-00779

Registration Statement No. 33-43591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-137397
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120316
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-119271
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118090
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-104685
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-95673
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-92173
Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-77321
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-69116
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-66151
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-58183
Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-52512
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-34358
Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-14241
Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-12095
Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-02889
Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-00779
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-43591

UNDER

THE SECURITIES ACT OF 1933

STEEL EXCEL INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2748530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1133 Westchester Avenue, Suite N222

White Plains, New York 10604

(480) 596-0061

(Address of principal executive offices, including zip code)

 Adaptec, Inc. 2006 Director Plan

Adaptec, Inc. 1986 Employee Stock Purchase Plan

Adaptec, Inc. 204 Equity Incentive Plan

Snap Appliance, Inc. 2002 Stock Option and Restricted Stock Purchase Plan

Broadband Storage, Inc. 2001 Stock Option and Restricted Stock Purchase Plan

Eurologic Systems Group Limited 1998 Share Option Plan

Distributed Processing Technology Group Corp. Omnibus Stock Option Plan

Adaptec, Inc. 1999 Stock Plan

Stargate Solutions, Inc. 1999 Incentive Stock Plan

Ridge Technologies, Inc. 1997 Stock Option Plan

Adaptec, Inc. 2000 Director Plan

Adaptec, Inc. 2000 Non-Statutory Stock Option Plan

Wild File, Inc. 1994 Stock Option Plan

Wild File, Inc. 1999 Incentive Stock Option Plan

Adaptec, Inc. 1990 Directors’ Option Plan

Data Kinesis, Inc. 1996 Stock Option/Stock Issuance Plan

Adaptec, Inc. 1990 Stock Plan

(Full title of the plans)

Leonard J. McGill Vice President, General Counsel and Secretary 590 Madison Avenue, 32nd Floor New York, New York 10022
(Name and address of agent for service)
(212) 520-2300

(Telephone number, including area code, of agent for service)

Copies to: Andrew H. Pontious Dudnick Detwiler Rivin & Stikker LLP 351 California Street, 15th Floor San Francisco, California 94104 (415) 982-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Steel Excel Inc. (the “Company”) is filing these Post-Effective Amendments to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), if any, issuable by the Company pursuant to the above-identified plans, each as amended, previously registered by the Company pursuant to the following registration statements (the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

●	Registration Statement on Form S-8 (File No. 333-137397), registering 2,173,750 shares of Common Stock, filed with the Securities and Exchange Commission on September 18, 2006.
●	Registration Statement on Form S-8 (File No. 333-120316), registering 5,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on November 9, 2004.
●	Registration Statement on Form S-8 (File No. 333-119271), registering 14,801,801 shares of Common Stock, filed with the Securities and Exchange Commission on September 24, 2004.
●	Registration Statement on Form S-8 (File No. 333-118090), registering 1,232,491 shares of Common Stock, filed with the Securities and Exchange Commission on August 10, 2004.
●	Registration Statement on Form S-8 (File No. 333-104685), registering 500,624 shares of Common Stock, filed with the Securities and Exchange Commission on April 23, 2003.
●	Registration Statement on Form S-8 (File No. 333-95673), registering 1,130,525 shares of Common Stock, filed with the Securities and Exchange Commission on January 28, 2000.
●	Registration Statement on Form S-8 (File No. 333-92173), registering 1,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on December 6, 1999.
●	Registration Statement on Form S-8 (File No. 333-77321), registering 4,490,166 shares of Common Stock, filed with the Securities and Exchange Commission on April 29, 1999.
●	Registration Statement on Form S-8 (File No. 333-69116), registering 2,348,083 shares of Common Stock, filed with the Securities and Exchange Commission on September 7, 2001.
●	Registration Statement on Form S-8 (File No. 333-66151), registering 5,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 26, 1998.
●	Registration Statement on Form S-8 (File No. 333-58183), registering 11,304,899 shares of Common Stock, filed with the Securities and Exchange Commission on June 30, 1998.
●	Registration Statement on Form S-8 (File No. 333-52512), registering 9,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on December 12, 2000.
●	Registration Statement on Form S-8 (File No. 333-34358), registering 22,020 shares of Common Stock, filed with the Securities and Exchange Commission on April 7, 2000.
●	Registration Statement on Form S-8 (File No. 333-14241), registering 400,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 19, 1996.
●	Registration Statement on Form S-8 (File No. 333-12095), registering 293,414 shares of Common Stock, filed with the Securities and Exchange Commission on September 16, 1996.
●	Registration Statement on Form S-8 (File No. 333-02889), registering 2,253,340 shares of Common Stock, filed with the Securities and Exchange Commission on April 26, 1996.
●	Registration Statement on Form S-8 (File No. 333-00779), registering 2,193,900 shares of Common Stock, filed with the Securities and Exchange Commission on February 7, 1996.
●	Registration Statement on Form S-8 (File No. 33-43591), registering 2,800,000 shares of Common Stock, as filed with the Securities and Exchange Commission.

The Company was incorporated in California in 1981 under the name “Adaptec, Inc.” and reincorporated in Delaware in March 1998. The Company changed its name to “ADPT Corporation” in June 2010 and to “Steel Excel Inc.” in October 2011.

In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Steel Excel Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 10, 2016.

STEEL EXCEL INC.

By:	/s/Jack L. Howard
Jack L. Howard Vice Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Post-Effective Amendments to the Registration Statement on Form S-8 have been signed on March 10, 2016 by the following persons in the capacities indicated.

Signature	Title

/s/Jack L. Howard	Vice Chairman (Principal Executive Officer)
Jack L. Howard

/s/James F. McCabe, Jr.	Chief Financial Officer (Principal Accounting Officer)
James F. McCabe, Jr.

/s/Warren G. Lichtenstein	Chairman of the Board
Warren G. Lichtenstein

/s/John J. Quicke	Director
John J. Quicke

/s/John Mutch	Director
John Mutch

/s/Gary W, Ullman	Director
Gary W. Ullman

/s/Robert J. Valentine	Director
Robert J. Valentine